Exhibit 99.2

Bay Banks of Virginia, Inc. Completes $35 Million Private Placement

RICHMOND, Va., Aug. 31, 2017 /PRNewswire/ -- Bay Banks of Virginia, Inc. (OTCQB: BAYK) (the "Company"), parent company of Virginia Commonwealth Bank (the "Bank"), announced today the closing of a private placement of common stock to existing shareholders, institutional investors, and other accredited investors. The Company sold 3,783,784 shares of its common stock at an offering price of $9.25 per share. Net proceeds from the private placement were approximately $32.9 million. The Company intends to use the net proceeds from the offering to support future growth and for general corporate purposes.

"We are very pleased to announce the successful completion of our common stock offering. We believe our growing franchise is well-positioned and the new capital will allow us to continue to pursue growth opportunities in the communities we serve as we strive to create value for our shareholders," said Randal R. Greene, Chief Executive Officer of the Company and the Bank. "We are also very excited about the support of our existing shareholders as well as the participation of new investors; we believe this vote of confidence validates our strategy," said Greene. "Moreover, the addition of premier institutional bank investors to our shareholder base, together with the increase in our market capitalization, should help to promote liquidity for our common shares."

"This additional capital will support Virginia Commonwealth Bank's growth plans. We've seen strong growth in the Richmond market since our merger earlier this year," added C. Frank Scott III, Chairman of the Board of the Company. "Virginia Commonwealth Bank is benefitting from strategic opportunities that have arisen as a result of mergers and consolidations affecting several of our competitors. Our customers appreciate the personal approach that we bring to banking, which differentiates Virginia Commonwealth from other banks."

FIG Partners, LLC acted as sole placement agent and Williams Mullen acted as the Company's legal counsel in this transaction.

The shares of common stock sold in the private placement have not been registered under the Securities Act of 1933 or the securities laws of any state or other jurisdiction and were issued pursuant to exemptions from registration.

This press release does not constitute an offer to sell, or the solicitation of an offer to buy, any security, nor shall there be any sale in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About Bay Banks of Virginia, Inc.

The Company is the holding company for the Bank and VCB Financial Group. Founded in the 1930's, the Bank and the former Bank of Lancaster are now combined and headquartered in Richmond, Virginia. With nineteen banking offices located throughout the Richmond market area, the Northern Neck region, the Tri-Cities area of Petersburg, Hopewell and Colonial Heights, Middlesex County and Suffolk, the Bank serves businesses, professionals and consumers with a variety of financial services, including retail and commercial banking, investment services, and mortgage banking. VCB Financial Group provides management services for personal and corporate trusts, wealth management services, estate planning, estate settlement and trust administration.

For further information, contact Randal R. Greene, President and Chief Executive Officer, at 800-435-1140 or inquiries@baybanks.com.

FORWARD-LOOKING STATEMENTS

This press release contains statements concerning the Company's expectations, plans, objectives, future financial performance and other statements that are not historical facts. These statements may constitute "forward-looking statements" as defined by federal securities laws. These statements may address issues that involve estimates and assumptions made by management, risks and uncertainties, and actual results could differ materially from historical results or those anticipated by such statements. Factors that could have a material adverse effect on the operations and future prospects of the Company include, but are not limited to, the ability to successfully implement integration plans associated with the Virginia BanCorp merger, which integration may be more difficult, time-consuming or costly than expected, the ability to achieve the cost savings and synergies contemplated by the merger within the expected timeframe, disruptions to customer and employee relationships and business operations caused by the merger, the ability to successfully implement the Company's growth strategy, changes in interest rates, general economic conditions, the legislative/regularity climate, monetary and fiscal policies of the U. S. Government, including policies of the U. S. Treasury and Federal Reserve Board, the quality or composition of the loan or investment portfolios, demand for loan products, deposit flows, competition, demand for financial services in the Company's market area, acquisitions and dispositions, and accounting principles, polices and guidelines. These risks and uncertainties should be considered in evaluating the forward-looking statements contained herein, and readers are cautioned not to place undue reliance on such statements, which speak only as of the date they are made. Except to the extent required by applicable law or regulation, the Company undertakes no obligation to revise or update publicly any forward-looking statements for any reason.